Exhibit 10.1

NU HORIZONS ELECTRONICS CORP.
2010 OUTSIDE DIRECTORS’ STOCK INCENTIVE PLAN

ARTICLE I
PURPOSES

Nu Horizons Electronics Corp. hereby adopts and establishes the Nu Horizons Electronics Corp. (the “Company”) 2010 Outside Directors’ Stock Incentive Plan (the “Plan”) to attract and retain highly skilled individuals as directors of the Company, to provide additional incentive to the outside directors of the Company to serve as directors and to encourage their continued service on the board of directors of the Company.  The Plan is intended to comply with Section 409A (as defined below), and to supplement any existing director stock option plan.

ARTICLE II
DEFINITIONS

The capitalized terms used in this Plan have the meanings set forth below, or as otherwise defined herein.  Except when otherwise indicated by the context, reference to the masculine gender shall include the feminine gender and any term used in the singular shall also include the plural.

(a) “Affiliate” means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Board.

(b) “Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(c) “Award” means any Option, award of Restricted Stock or Restricted Stock Units or Other Stock-Based Award granted under the Plan.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(i)	a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended; or

(ii)
if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities; or

(iii)
if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of such Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as applicable, within the meaning of Treasury Regulation § 1.409A-3(i)(5).

(f) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(g) “Disability” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or otherwise (ii) as determined by the Board.

(h) “Director” means a member of the Board of Directors of the Company.

(i) “Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary of the Company.  The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)
If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l) “Option” means a stock option to purchase Shares granted under Article VI.

(m) “Other Stock-Based Award” means any right granted under Article VIII.

(n) “Outside Director” means a Director who is not an Employee.

(o) “Participant” means an Outside Director to whom an Award has been made.

(p) “Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(q) “Plan” means this 2010 Outside Directors’ Stock Incentive Plan, as amended and in effect from time to time.

(r) “Restricted Stock” means any Share underlying an Award granted under Article VII.

(s) “Restricted Stock Unit” means a contractual right underlying an Award granted under Article VII that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.

(t) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(u) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of directorship with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) or change in circumstances that constitutes a “separation from service” (within the meaning of Section 409A).  For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(v) “Share” means a share of Stock.

(w) “Stock” means the common stock, $.0066 par value per share (as such par value may be adjusted from time to time), of the Company.

(x) “Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of directors, as determined by the Board.

(y) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Board, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

ARTICLE III
ADMINISTRATION

The authority to control and manage the operation and administration of the Plan shall be vested in the Board.

(a)           The Board shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards.  In making such Award determinations, the Board may take into account the Participant’s present and potential contribution to the Company’s success and such other factors as the Board deems relevant.

(b)           Subject to Section 11(b) of the Plan, the Board may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

(c)           Subject to Section 11(b) of the Plan, the Board shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

(d)           The Board shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or by the Board.

(e)           The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Board in the administration of the Plan, as described herein, shall be final, binding and conclusive.

(f)            In controlling and managing the operation and administration of the Plan, the Board shall act by a majority of its then members, by meeting or by writing or email filed without a meeting.  The Board shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Board may decide.

(g)           Except to the extent prohibited by applicable law or regulation, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members.  The Board may revoke any such allocation or delegation at any time.

(h)           The Company and any Affiliate shall furnish the Board with such data and information as may be required for it to discharge its duties.  The records of the Company and any Affiliate shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefit under the Plan must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of the Plan.

(i)            To the fullest extent permitted by law, each member and former member of the Board and each person to whom the Board delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

ARTICLE IV
SHARES AVAILABLE FOR AWARDS

(a)           Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 255,000.  Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Awards under this Plan in any calendar year that relate to more than 30,000 Shares.

(b)           Any Shares subject to Awards shall be counted against the numerical limits of this Article IV as one share for every share subject thereto.  To the extent that a Share that was subject to an Award that counted as one Share against the Plan reserve is recycled back into the Plan under paragraph (d) of this Article IV, the Plan shall be credited with one Share.

(c)           Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of the Plan.

(d)           If any Shares covered by an Award or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Award, shall not become available again for issuance under this Plan.

(e)           In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares, the Board shall make such provision as it shall consider appropriate for (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number. The determination of the Board shall be conclusive; provided, further, with respect to any Award subject to Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 409A.

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ARTICLE V
ELIGIBILITY

All Outside Directors are eligible to participate in this Plan and receive Awards hereunder.

ARTICLE VI
OPTIONS

(a)           Unless otherwise provided by the Board at the time of the grant of an Award, and not inconsistent with the provisions of the Plan and subject to Section 11(b) of the Plan, the terms of each Option shall be as follows:

(i)	Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.
(ii)	Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Articles IX and XII hereof.
(iii)	The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)           Any Option granted hereunder shall be exercisable at such times as are set forth in Section 6(a) above.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.  Full payment may consist of any consideration and method of payment allowable under Section 6(c) below.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option.  A share certificate for the number of Shares so acquired shall be issued to the optionee as soon as practicable after exercise of the option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section (4)(e) of the Plan.  Except as otherwise provided in Article IV, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(c)           The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan.

(d)           Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

ARTICLE VII
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Board is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.

(a)           The Awards granted under this Article VII shall be subject to such restrictions as the Board may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.  If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued service as a director, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they are issued in connection with the exercise of an Option or other Award hereunder.

(b)           Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

ARTICLE VIII
OTHER STOCK-BASED AWARDS

The Board is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Board to be consistent with the purposes of the Plan.  Rights to dividends and dividend equivalents may not attach to Options or stock appreciations rights. Subject to the terms of the Plan, the Board shall determine the terms and conditions of such Awards.  Notwithstanding the foregoing, the term of a stock appreciation right shall not exceed ten (10) years, and the exercise price for a stock appreciation right shall not be less than the Fair Market Value of a Share on the date of grant of such stock appreciation right. Shares or other securities delivered pursuant to a purchase right granted under this Article VIII shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Board shall determine, the value of which consideration, as established by the Board, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

ARTICLE IX
TERMINATION OF DIRECTORSHIP

Except as otherwise provided in an applicable Agreement or determined by the Board and to the extent not inconsistent with Section 13(k) hereof, in case of termination of directorship, the following provisions shall apply:

(a)           Termination of Status as a Director.  If an Outside Director ceases to serve as a Director, such Person may, but only within three (3) months after the date he/she ceases to be a Director of the Company, exercise any Option to the extent that he/she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.  To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate.  All other Awards shall be payable in accordance with their terms.

(b)           Disability of a Participant.  Notwithstanding the provisions of Section 9(a) above, in the event a Participant is unable to continue his/her service as a Director as a result of Disability, he/she may, but only within twelve (12) months from the date of termination, exercise any Option to the extent he/she was entitled to exercise it at the date of such termination.  Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.  To the extent that he/she was not entitled to exercise the Option at the date of termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate. All other Awards shall be payable in accordance with their terms.

(c)           Death of Participant.  In the event of the death of a Participant during the term of an Option, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Participant’s Successor.  Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.  All other Awards shall be payable in accordance with their terms.

ARTICLE X
DURATION

The Plan shall be effective as of May 20, 2010, subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the effective date.  However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

ARTICLE XI
AMENDMENT, MODIFICATION AND TERMINATION

(a)           Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (x) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (y) if the proposed amendment will increase the number of Shares that may be issued under the Plan, modify the requirements for participation in the Plan, or increase benefits that have already accrued to Participants under the Plan or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award.  Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.  Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Board may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award to comply with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel outstanding Options or stock appreciation rights in exchange for cash, other Awards, Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Award, without stockholder approval.

(b)           The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.  Notwithstanding the foregoing, the Board may not change the vesting schedule of previously-granted Awards without shareholder approval.

(c)           With respect to Participants who reside or work outside the United States of America, the Board may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d)           The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)           To the extent not inconsistent with Section 13(k) hereof, in connection with an event described in Article XII or in Section 4(e), the Board may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Board’s discretion and to the extent applicable, must comply with Section 409A.

ARTICLE XII
CHANGE IN CONTROL, LIQUIDATION, MERGER OR ASSET SALE

(a)           In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”).  If an Award is assumed or substituted for, the Award or equivalent award shall continue to be exercisable and/or payable as provided in the original terms thereof for so long as the Participant  serves as a Director or a director of the Successor Corporation.  Following such assumption or substitution, if the Participant’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation, all Awards shall become immediately and fully exercisable and payable. Thereafter, the Award shall remain exercisable and/or payable in accordance with the terms of this Plan.   If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, all Awards shall become immediately and fully exercisable and payable.  In such event with respect to Options, the Board shall notify the Participant that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period, the Option shall terminate.

For the purposes of this Section 12(a), an Award shall be considered assumed if, following the merger or sale of assets, the new Award confers the right to purchase or receive consideration, for each Share of Stock or right subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

(b)           In the event of a Change in Control, at the option of the Board, (i) all Awards outstanding on the date of such Change in Control shall become immediately and fully exercisable and payable, and (ii) a Participant will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the Shares subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

(c)           In the event of a proposed dissolution or liquidation of the Company, all Awards shall become fully vested, exercisable and payable.  To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

ARTICLE XIII
MISCELLANEOUS

(a)           Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

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(b)           The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and Federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award.  The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award.  The Board may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.  Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of applicable SEC and accounting pronouncements and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(c)           Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Board so determines.

(d)           Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, provided, however, that, if so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant, (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.  The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)           This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan.  Neither the Company, its Affiliates, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor.  To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(f)           Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement.  Except as may be required by law, neither the Company nor any member or former member of the Board, nor any other person participating (including participation pursuant to a delegation of authority hereunder) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

(g)           No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.

(h)           To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.

(i)           In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j)           No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k)           Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i)
For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly.  With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A.  Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.  For this purpose, a Participant will be presumed to have experienced a Separation from Service when it is anticipated that the level of bona fide services performed permanently will decrease to a level less than twenty percent (20%) of the average level of bona fide services performed by the Participant during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(ii)
The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date.  Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Awards to the extent it would result in a violation of Section 409A.  An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iii)
The grant of Options and stock appreciation rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.  Accordingly, any such Award may be granted with respect to Stock of the Company and any Subsidiary and Affiliate in which the Company has a controlling interest.  In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.  The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(iv)	In no event shall any member of the Board or the Company have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

This Nu Horizons Electronics Corp. 2010 Outside Directors’ Stock Incentive Plan has been duly adopted by the Board on May 20, 2010 and approved by shareholders on July 29, 2010.